UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 16, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.0001 par value per share	EZFL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2024, EzFill Holdings, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) by and between the Company and NextNRG Holding Corp., a Nevada corporation (“Next”). Pursuant to the terms and conditions of the SPA, at the Closing (as defined in the SPA), the Company shall issue and sell to Next, and Next shall purchase from the Company, 140,000 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for a purchase price of $10.00 per Share, and a resulting total purchase price of $1,400,000. The information provided in this paragraph is qualified in its entirety by reference to the SPA, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Further, on August 16, 2024, the Company entered into an Exchange Agreement (the “Next Exchange Agreement”) by and between the Company and Next. Pursuant to the terms and conditions of the Next Exchange Agreement, certain promissory notes of the Company issued to Next (as set forth in the Next Exchange Agreement) shall be exchanged and converted into 3,525,341 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”). The information provided in this paragraph is qualified in its entirety by reference to the Next Exchange Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Finally, on August 16, 2024, the Company entered into an Exchange Agreement (the “AJB Exchange Agreement”, and together with the SPA and the Next Exchange Agreement, the “Agreements”) by and between the Company and AJB Capital Investments LLC, a Delaware limited liability company (“AJB”). Pursuant to the terms and conditions of the AJB Exchange Agreement, certain promissory notes of the Company issued to AJB (as set forth in the AJB Exchange Agreement) shall be exchanged and converted into 363,000 shares of Series A Preferred Stock of the Company (“Series A Preferred Stock”). The information provided in this paragraph is qualified in its entirety by reference to the AJB Exchange Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.3.

The Company expects that entry into the Agreements will be in furtherance of its regaining compliance with the minimum stockholders’ equity requirement of $2.5 million under the Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Capital Market.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2024, the Company filed a certificate of designations of preferences and rights of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 513,000 shares of Series A Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series A Certificate of Designations. The information set forth in this paragraph is qualified in its entirety by reference to the Series A Certificate of Designations, which is incorporated herein by reference and attached hereto as Exhibit 10.4.

Further, on August 16, 2024, the Company filed a certificate of designations of preferences and rights of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 150,000 shares of Series B Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series B Certificate of Designations. The information set forth in this paragraph is qualified in its entirety by reference to the Series B Certificate of Designations, which is incorporated herein by reference and attached hereto as Exhibit 10.5.

Finally, on August 16, 2024, the Company filed with the Department of State, Division of Corporations, of the State of Delaware: (i) a certificate of amendment to certificate of designations of preferences and rights of Series A Convertible Preferred Stock (the “Series A Certificate of Amendment”) and; (ii) a certificate of amendment to certificate of designations of preferences and rights of Series B Convertible Preferred Stock (the “Series B Certificate of Amendment”). The information set forth in this paragraph is qualified in its entirety by reference to the Series A Certificate of Amendment and the Series B Certificate of Amendment, each of which are incorporated herein by reference and attached hereto as Exhibit 10.6 and Exhibit 10.7, respectively.

Item 7.01 Regulation FD Disclosure.

On August 19, 2024, the Company issued a press release announced a series of strategic transactions aimed at bolstering its financial position and regaining compliance with Nasdaq listing requirements, subject to Nasdaq confirmation announcing the consummation of the Business Combination. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 8.01. Other Events.

As a result of the transactions described above in this Current Report on Form 8-K, the Company believes it has regained compliance with the Minimum Stockholders’ Equity Requirement. As previously disclosed in its Form 8-K filed on August 23, 2023, the Nasdaq Listing Qualifications staff (the “Staff”), in its letter dated August 22, 2023, notified the Company that it was not in compliance with the Minimum Stockholders’ Equity Requirement. On October 1, 2023 and January 19, 2024, the Company submitted its compliance plan to Nasdaq. Based on the Staff’s review and the materials submitted by the Company, the Staff granted the Company’s request for an extension until February 20, 2024, to comply with the Minimum Stockholders’ Equity Requirement. On February 21, 2024, the Company was further notified that because it had not regained compliance with the Minimum Stockholders’ Equity Requirement, its securities would be delisted unless it requested a hearing. On February 28, 2024, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which was held on May 2, 2024.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report include statements regarding the Company’s intent and ability to regain compliance with the Minimum Bid Price Requirements or maintain compliance with other applicable Nasdaq listing rules, and the risk that the Company may not ultimately meet applicable Nasdaq requirements, among other risks, uncertainties, and important factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, by and between the Company and Next, dated as of August 16, 2024.
10.2	Exchange Agreement, by and between the Company and Next, dated as of August 16, 2024.
10.3	Exchange Agreement, by and between the Company and AJB, dated as of August 16, 2024.
10.4

Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware.

10.5	Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of the Company, as filed on August 16, 2024 with the Department of State, Division of Corporations, of the State of Delaware.
10.6	Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware.
10.7	Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware.
99.1	Press Release of the Registrant, dated as of August 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EzFill Holdings, Inc.

Dated: August 19, 2024	By:	/s/ Yehuda Levy
Yehuda Levy
Interim Chief Executive Officer